Exhibit 99.1

BIO-key International Enters into $1.9 Million Warrant Inducement

HOLMDEL, N.J., Sept. 12, 2024 -- BIO-key® International, Inc. (NASDAQ: BKYI), an innovative provider of workforce and customer identity and access management (IAM) solutions featuring Identity-Bound Biometrics (IBB) for phoneless, tokenless, passwordless and phish-resistant authentication experiences, today announced it has entered into a warrant inducement agreement with an existing institutional investor for the immediate exercise of certain outstanding warrants that the Company issued on October 30, 2023. Pursuant to the warrant inducement agreement, the investor has agreed to exercise outstanding warrants to purchase an aggregate of 1,030,556 shares of the Company's common stock at an amended exercise price of $1.85. The gross proceeds from the exercise of the warrants are expected to be approximately $1.9 million, prior to deducting placement agent fees and estimated offering expenses.

The closing of the warrant exercise transactions is expected to occur on or about September 13, 2024, subject to satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive Placement Agent for the transaction.

In consideration for the immediate exercise of the warrants, the Company also agreed to issue to the investor unregistered Series A Warrants to purchase an aggregate of 1,030,556 shares of the Company's common stock and Series B Warrants to purchase an aggregate of 1,030,556 shares of the Company's common stock, each with an exercise price of $1.85 per share (the “New Warrants”). The Series A and Series B warrants share substantially the same terms, are immediately exercisable and will expire five years from the date of issuance. The Company has agreed to file a registration statement within forty five (45) days with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock issuable upon exercise of the New Warrants. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BIO-key International, Inc.

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over thirty-five million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless and passwordless biometric options. Its hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

Forward-Looking Statements

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, the ability to satisfy the closing conditions related to the transaction and the overall timing and completion of such closing; our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs and comply with Nasdaq continued listing rules to maintain stockholders’ equity of at least $2,500,000; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence the restatement of our financial statements, including any consequences of non-compliance with Securities and Exchange Commission (“SEC”) and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to remediate during fiscal year 2024 certain material weaknesses in our internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Investor Contact

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800